Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES THIRD QUARTER 2020 FINANCIAL RESULTS INCLUDING NET INVESTMENT INCOME OF $0.35 PER SHARE; DECLARES FOURTH QUARTER DIVIDEND OF $0.30 PER SHARE

SANTA MONICA, Calif., November 2, 2020 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the third quarter ended September 30, 2020 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•Net investment income for the quarter ended September 30, 2020 was $20.1 million, or $0.35 per share on a diluted basis, compared with the dividend of $0.30 per share paid on September 30, 2020.

•Net increase in net assets from operations for the quarter ended September 30, 2020 was $46.5 million, or $0.81 per share.

•Net asset value per share at September 30, 2020 was $12.71 compared to $12.21 at June 30, 2020, an increase of 4.1%.

•Total acquisitions during the quarter ended September 30, 2020 were $78.6 million and total dispositions were $89.1 million.

•As of September 30, 2020, loans on non-accrual status represented 0.6% of the portfolio at fair value and 1.2% at cost.

•On July 31, 2020, the SVCP credit facility (the "Operating Facility") was amended to include a $100 million accordion feature which allows for expansion of the facility to up to $400.0 million subject to consent from the lender and other customary conditions.

•On August 4, 2020, the TCPC Funding credit facility ("Funding Facility I") was replaced with a new $200 million revolving credit facility maturing August 4, 2025 with Morgan Stanley as administrative agent ("Funding Facility II"). The new facility includes a $50 million accordion feature and generally bears interest at LIBOR plus 2.00%, unchanged from Funding Facility I.

•On October 2, 2020, the Company issued an additional $50 million of its 3.9% notes due 2024 (the "2024 Notes"). Upon issuance of the additional 2024 Notes, the outstanding aggregate principal amount of the 2024 Notes is $250 million.

•On November 2, 2020, our board of directors declared a fourth quarter dividend of $0.30 per share payable on December 31, 2020 to stockholders of record as of the close of business on December 17, 2020.

"We are pleased with the continuing strength of our highly diversified portfolio even in this challenging environment, which led to a 4.1% increase in NAV," said Howard Levkowitz, BlackRock TCP Capital Corp. Chairman and CEO. "We also further strengthened our leverage structure by increasing our unsecured debt, adding an accordion commitment to our operating facility, and replacing our funding facility on even better terms. While we remain highly selective in this lending environment, our pipeline of investment opportunities is growing, and we are prudently deploying capital to achieve strong risk-adjusted returns for our shareholders."

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2020, our investment portfolio consisted of debt and equity positions in 101 portfolio companies with a total fair value of approximately $1.6 billion, 91% of which was senior secured debt. Total debt positions represented approximately 92% of the investment portfolio at fair value, and equity positions, including equity interests in portfolios of debt and lease assets, represented approximately 8%. 92% of our debt investments were floating rate, 82% of which had interest rate floors.

As of September 30, 2020, the weighted average annual effective yield of our debt portfolio was approximately 10.0%(1) and the weighted average annual effective yield of our total portfolio was approximately 9.7%, compared with 9.8% and 9.4%, respectively as of June 30, 2020. Debt investments in three portfolio companies were on non-accrual status as of September 30, 2020, representing 0.6% of the portfolio at fair value and 1.2% at cost.

During the three months ended September 30, 2020, we invested approximately $78.6 million, primarily in 8 investments, comprised of 4 new and 4 existing portfolio companies. The investments included approximately $75.0 million in senior secured debt. The remaining $3.6 million was comprised primarily of equity investments. Additionally, we received proceeds from sales and repayments of investment principal of approximately $89.1 million. New investments during the quarter had a weighted average effective yield of 9.5%. Investments we exited had a weighted average effective yield of 8.8%. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income, with an emphasis on principal protection.

As of September 30, 2020, total assets were $1.7 billion, net assets were $734.3 million and net asset value per share was $12.71, as compared to $1.7 billion, $705.1 million, and $12.21 per share, respectively, as of June 30, 2020.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended September 30, 2020 was approximately $42.8 million, or $0.74 per share. The year over year decline in investment income was primarily driven by the impact of the decrease in LIBOR on our portfolio. Since December 31, 2018, 3-month LIBOR has decreased 257 basis points to 0.23% as of September 30, 2020, which reduced our quarterly net investment income run rate by approximately $0.09 per share over the 18-month period, before incentive fees. Investment income for the third quarter ended September 30, 2020 included $0.03 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.06 per share from recurring original issue discount and exit fee amortization, $0.04 per share from income paid in kind, $0.02 per share of dividend income and $0.03 per share in amendment fees and other income. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended September 30, 2020 were approximately $22.7 million, or $0.39 per share, including interest and other debt expenses of $9.7 million, or $0.17 per share, and incentive compensation from net investment income of $5.0 million, or $0.09 per share. Because our incentive compensation is computed on a cumulative basis, subject to a cumulative total return hurdle of 7%, our incentive compensation included amounts earned but not previously paid with respect to net investment income for the three months ended March 31, 2020 (the “First Quarter Catchup Amount”), when our total return temporarily fell below the total return hurdle. However, rather than receiving all incentive compensation earned as of June 30, 2020, the Advisor voluntarily deferred 5/6 of the First Quarter Catchup Amount to subsequent quarters such that 1/6 of the First Quarter Catchup Amount is being paid in each subsequent quarter to the extent that our cumulative performance continues to exceed the total return hurdle in such quarter. Accordingly, for the three months ended September 30, 2020, our incentive compensation expense included approximately $0.6 million, or $0.01 per share, from the First Quarter Catchup Amount. Excluding incentive compensation, interest and other debt expenses, annualized third quarter expenses were 4.4% of average net assets.

Net investment income for the three months ended September 30, 2020 was approximately $20.1 million, or $0.35 per share. Net unrealized gains for the three months ended September 30, 2020 were $46.8 million, or $0.81 per share, primarily driven by continued spread tightening during the three months ended September 30, 2020 following the dramatic spread widening and volatility during the first quarter of 2020. Net realized losses for the three months ended September 30, 2020 were $18.0 million, or $0.31 per share, comprised primarily of the restructuring of AGY. Net increase in net assets resulting from operations for the three months ended September 30, 2020 was $46.5 million, or $0.81 per share.

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(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes any debt investments that are distressed or on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2020, available liquidity was approximately $253.0 million, comprised of approximately $223.9 million in available capacity under our leverage program and $35.4 million in cash and cash equivalents, less approximately $6.4 million in net outstanding settlements of investments purchased.

The combined weighted-average interest rate on debt outstanding at September 30, 2020 was 3.3%.

Total debt outstanding at September 30, 2020 was as follows:

	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
Operating Facility	2024	L+2.00%	(2)	$163,077,610	$136,922,390	$300,000,000	(3)
Funding Facility II	2025	L+2.00%	(4)	125,000,000	75,000,000	200,000,000	(5)
SBA Debentures	2024−2029	2.63%	(6)	138,000,000	12,000,000	150,000,000
2022 Convertible Notes ($140 million par)	2022	4.625%		139,056,214	—	139,056,214
2022 Notes ($175 million par)	2022	4.125%		174,745,328	—	174,745,328
2024 Notes ($200 million par) (7)	2024	3.900%		198,111,194	—	198,111,194
Total leverage				937,990,346	$223,922,390	$1,161,912,736
Unamortized issuance costs				(6,239,766)
Debt, net of unamortized issuance costs				$931,750,580

(1)    Except for the convertible notes, the 2022 Notes and the 2024 Notes, all carrying values are the same as the principal amounts outstanding.
(2)    As of September 30, 2020, $8.7 million of the outstanding amount bore interest at a rate of EURIBOR + 2.00% and $3.0 million of the outstanding amount bore interest at a rate of Prime + 1.00%.
(3)    Facility has a $100 million accordion which allows for expansion of the facility to up to $400.0 million subject to consent from the lender and other customary conditions.
(4)    Subject to certain funding requirements
(5)    Facility has a $50 million accordion which allows for expansion of the facility to up to $250.0 million subject to consent from the lender and other customary conditions.
(6)    Weighted-average interest rate, excluding fees of 0.36% or 0.35%
(7)    On October 2, 2020, the Company issued an additional $50.0 million of its 2024 Notes for a total outstanding aggregate principal amount of $250.0 million.

On October 29, 2020, our board of directors re-approved our stock repurchase plan to acquire up to $50 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. During the nine months ended September 30, 2020, we repurchased 1,000,000 shares for a total cost of $6.1 million.

RECENT DEVELOPMENTS

On November 2, 2020, our board of directors declared a fourth quarter dividend of $0.30 per share payable on December 31, 2020 to stockholders of record as of the close of business on December 17, 2020.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call on Monday, November 2, 2020 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 1575345 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Third Quarter 2020 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through November 9, 2020. For the replay, please visit https://investors.tcpcapital.com/events-and-presentations or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 1575345.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	September 30, 2020	December 31, 2019
	(unaudited)
Assets
Investments, at fair value:
Companies less than 5% owned (cost of $1,491,568,519 and $1,483,508,500, respectively)	$1,455,065,353	$1,474,318,011
Companies 5% to 25% owned (cost of $66,501,857 and $70,112,667, respectively)	77,568,333	75,880,291
Companies more than 25% owned (cost of $134,012,301 and $135,655,840, respectively)	96,131,168	99,308,593
Total investments (cost of $1,692,082,677 and $1,689,277,007, respectively)	1,628,764,854	1,649,506,895

Cash and cash equivalents	35,449,403	44,848,539
Accrued interest income:
Companies less than 5% owned	15,101,313	16,937,339
Companies 5% to 25% owned	986,470	665,165
Companies more than 25% owned	13,611	305,721
Deferred debt issuance costs	5,276,610	5,476,382
Receivable for investments sold	167,273	1,316,667
Prepaid expenses and other assets	3,010,077	3,012,488
Total assets	1,688,769,611	1,722,069,196

Liabilities
Debt, net of unamortized issuance costs of $6,239,766 and $7,711,684, respectively	931,750,580	907,802,387
Payable for investments purchased	6,585,962	13,057,446
Management and advisory fees payable	5,687,951	5,429,075
Incentive compensation payable	5,048,103	4,753,671
Interest payable	2,927,340	10,837,121
Payable to the Advisor	590,537	1,591,651
Accrued expenses and other liabilities	1,850,714	2,279,459
Total liabilities	954,441,187	945,750,810

Net assets	$734,328,424	$776,318,386

Composition of net assets
Common stock, $0.001 par value; 200,000,000 shares authorized, 57,767,264 and 58,766,426 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	$57,767	$58,766
Paid-in capital in excess of par	991,286,424	997,379,362
Distributable earnings (loss)	(257,015,767)	(221,119,742)
Net assets	$734,328,424	$776,318,386

Net assets per share	$12.71	$13.21

BlackRock TCP Capital Corp.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Investment income
Interest income (excluding PIK):
Companies less than 5% owned	$34,362,132	$44,778,592	$105,290,665	$128,578,869
Companies 5% to 25% owned	1,047,031	495,480	2,051,272	2,208,502
Companies more than 25% owned	1,225,033	1,024,457	4,419,429	2,822,733
PIK interest income:
Companies less than 5% owned	2,275,382	2,525,116	6,244,827	8,363,204
Companies 5% to 25% owned	913,580	1,030,375	2,779,536	2,488,171
Dividend income:
Companies more than 25% owned	1,270,626	914,330	2,000,771	1,786,932
Lease income:
Companies more than 25% owned	—	74,457	38,136	223,370
Other income:
Companies less than 5% owned	1,753,914	797,542	5,739,886	883,721
Companies 5% to 25% owned	—	—	648,799	—
Total investment income	42,847,698	51,640,349	129,213,321	147,355,502

Operating expenses
Interest and other debt expenses	9,729,241	12,419,312	31,330,324	34,251,576
Management and advisory fees	5,883,493	6,356,723	17,804,678	18,510,954
Incentive fee	5,048,103	5,369,678	10,293,407	15,554,088
Administrative expenses	539,947	599,559	1,619,841	1,798,677
Legal fees, professional fees and due diligence expenses	437,127	492,847	1,438,195	1,360,860
Director fees	220,557	194,396	660,789	585,522
Insurance expense	175,080	160,578	525,241	416,647
Custody fees	106,209	104,841	329,649	302,054
Other operating expenses	585,228	628,220	1,983,186	2,127,194
Total operating expenses	22,724,985	26,326,154	65,985,310	74,907,572

Net investment income	20,122,713	25,314,195	63,228,011	72,447,930

Realized and unrealized gain (loss)
Net realized gain (loss):
Investments in companies less than 5% owned	(2,077,025)	(224,682)	2,333,558	(525,041)
Investments in companies 5% to 25% owned	(15,918,435)	—	(15,918,435)	43,320
Investments in companies more than 25% owned	—	—	129,950	—
Net realized loss	(17,995,460)	(224,682)	(13,454,927)	(481,721)
Change in net unrealized appreciation/depreciation	46,825,959	(6,651,462)	(23,950,016)	(40,230,222)
Net realized and unrealized gain (loss)	28,830,499	(6,876,144)	(37,404,943)	(40,711,943)

Realized loss on extinguishment of debt	(2,436,913)	—	(2,436,913)	—

Net increase in net assets resulting from operations	$46,516,299	$18,438,051	$23,386,155	$31,735,987

Basic and diluted earnings per share	$0.81	$0.31	$0.40	$0.54

Basic and diluted weighted average shares outstanding	57,767,264	58,766,002	58,066,434	58,766,410

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2019, and the company’s subsequent periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.
Katie McGlynn
310-566-1094
investor.relations@tcpcapital.com